Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas D. Malkoski, Steven O. Cordier, Christopher L. Lawlor, and each of them, severally as attorney-in-fact for him or her in any and all capacities, to sign the Annual Report on Form 10-K of Penford Corporation for the fiscal year ended August 31, 2014, and to file such document and any amendments, with exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Signature	Date

/s/ Evan Behrens Evan Behrens, Director	October 29, 2014

/s/ William E. Buchholz William E. Buchholz, Director	October 29, 2014

/s/ Jeffrey T. Cook Jeffrey T. Cook, Director	October 29, 2014

/s/ R. Randolph Devening R. Randolph Devening, Director	October 29, 2014

/s/ Paul H. Hatfield Paul H. Hatfield, Director	October 29, 2014

/s/ John C. Hunter III John C. Hunter III, Director	October 29, 2014

/s/ Sally G. Narodick Sally G. Narodick, Director	October 29, 2014

/s/ Edward F. Ryan Edward F. Ryan, Director	October 29, 2014

/s/ James E. Warjone James E. Warjone, Director	October 29, 2014

/s/ Matthew M. Zell Matthew M. Zell, Director	October 29, 2014